Exhibit 99.1

    Benihana Inc. Reports Increase of 71.3% in Net Income on 13.5%
              Rise in Total Revenues for Second Quarter

    MIAMI--(BUSINESS WIRE)--Nov. 18, 2005--Benihana Inc. (the "Company") (NASDAQ:BNHNA and BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants reported strong gains in operating results for the second fiscal quarter (twelve weeks) ended October 9, 2005, reflecting exceptional customer traffic increases at its teppanyaki and RA Sushi restaurants.

    -- Second fiscal quarter restaurant sales increased to $54.3 million, $6.5 million, or 13.5%, greater than for the comparable fiscal quarter a year ago.

    -- Gross profit for the quarter rose 14.5%, to $41.4 million, compared with $36.1 million a year ago, and gross margins advanced to 76.3%, from 75.6% a year ago.

    -- During the second fiscal quarter, restaurant operating profit increased 24%, to $9.6 million, compared to $7.7 million a year ago, with ROP margins equaling 17.6%, compared to 16.2% a year ago. Favorable commodities costs were a contributing factor.

    -- Comparable sales for the quarter, as previously reported, increased nearly 8%, lifting total sales by $3.7 million from the year ago fiscal quarter.

    -- Operating earnings for the quarter were $4.7 million and increased by 69.1% from the second fiscal quarter a year ago, while earnings before income taxes and minority interest increased 74.4%, to $4.7 million.

    -- Fiscal second quarter net income increased to $2.8 million, from $1.7 million in the corresponding year-ago fiscal quarter, a gain of 71.3%

    -- Diluted earnings per share for the quarter amounted to $0.21 per share, compared with $0.16 last year, a 31.3% gain.

    "Several factors contributed to our continuing strong performance," said Joel A. Schwartz, CEO and President. "The impressive gain in comparable sales represents increased customer traffic and is among the highest in the casual dining segment. Although recently we have seen lackluster consumer confidence statistics, consumers are seeking quality Asian food in a fun environment. Each of our restaurant concepts offers what our customers want when they dine out. Commodity costs remained favorable, and leverage on fixed costs benefited from both increased labor productivity and greater sales volume. These factors combined to result in a significant profit gain for the quarter. With our expansion program, and especially the accelerated unit growth for RA Sushi units, we believe the outlook for this year and beyond is exceedingly favorable."
    As a percentage of restaurant sales, marketing, general and administrative expenses improved to 9.3%, compared with 10.4% a year ago. Total operating expenses, similarly amounted to 92.0% and 94.8% respectively, an improvement of 280 basis points. Operating earnings for the quarter rose 69.1%, to $4.7 million, and earnings before income taxes and minority interest advanced 74.4%, to $4.7 million.
    Hurricanes Katrina and Rita caused 22 days of lost revenue during the quarter. Hurricane Wilma, which resulted in power outages and limited water supplies, affected four Benihana teppanyaki restaurants in late October for a total of 28 days, during the third fiscal quarter. The corporate offices were closed for three days.
    Comparable sales for the second fiscal quarter reflected an increase of 6.4% at the Benihana teppanyaki restaurants, where traffic gained 3%; a rise of 29.8% at RA Sushi, which experienced a traffic increase of 27%; and a 1.7% increase at Haru, where traffic was off 3%.
    The consolidated sales gains this year reflected a $3.7 million increase from comparable sales, $2.4 million from new and acquired (in Alaska) units, minus approximately $1.1 million from closed units and those temporarily closed, offset by $1.6 million from last year's temporary closures. Operating profits reflected a write-down of assets of Short Hills, NJ, as a direct result of the remodeling underway at that restaurant.
    For the year to date, restaurant sales totaled $127.9 million, compared to $112.7 million in the corresponding first half of last year, a gain of 13.4%. Gross profit increased to $97.0 million, from $83.8 million, up 15.8%, with restaurant operating profits rising to $23.0 million, 34.3% greater than a year ago. First fiscal half net income increased 105.5%, to $7.3 million, or $0.66 per fully diluted share, compared with $3.6 million, or $0.35 per diluted share a year ago.
    As previously announced, the Company completed the second and final tranche involving $10 million aggregate principal amount of its Series B Convertible Preferred Stock (the "Preferred Stock") sold to BFC Financial Corporation, on August 4, 2005. The proceeds from the sale provide funding necessary to execute the business plan consisting of the remodeling, acquisition and development of our restaurants. Since the Preferred Stock is convertible into Common Stock at a conversion price of $19.00 per share and the Common Stock was trading at $20.00 per share on the closing date, a deemed dividend was recognized on the beneficial conversion feature totaling $0.5 million for accounting purposes. The impact of the beneficial conversion feature on diluted earnings per share amounted to $0.05 during the quarter ended October 9, 2005.
    Benihana Inc. currently has under development eight restaurants consisting of two Benihana teppanyaki restaurants in Coral Gables and Miramar, Florida, and six RA Sushi restaurants in Houston, Texas; Lombard and Glenview, Illinois; Palm Beach Gardens, Florida; Huntington Beach, California and Tustin, California.

    Fiscal 2006 Third Quarter Outlook

    There will be more units temporarily closed for renovations in the third fiscal quarter this year, than in the preceding quarter and the year-ago period, including Short Hills and Cleveland. The temporary closures will be partially offset by sales at our recently acquired teppanyaki restaurant in Tucson, Arizona.
    With approximately 8% increase in average shares outstanding, per fully diluted share net income for the fiscal 2006 third quarter is expected to approximate $0.25. This would compare to $0.20 per fully diluted share in the corresponding year-ago period, when the Company incurred approximately $1.2 million, or $0.08 per share, from BOT-related litigation expenses and proxy contest costs.

    About Benihana

    Benihana, now in its 41st year operates 73 restaurants nationwide, including 57 Benihana teppanyaki restaurants, seven Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are eight restaurants - two Benihana teppanyaki restaurants and six RA Sushi restaurants. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release, including the litigation commenced by Benihana of Tokyo, Inc.


Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)
(in thousands except per share data)

                                  Three Periods Ended
                                  -------------------

                                  9-Oct-05 10-Oct-04 $ Change % Change
                                  ------------------------------------

Revenues
Restaurant sales                   $54,274   $47,801  $6,473     13.5%
Franchise fees and royalties           348       309      39     12.6%
                                  ------------------------------------
Total revenues                      54,622    48,110   6,512     13.5%
                                  ------------------------------------

Costs and Expenses
Cost of food and beverage sales     12,890    11,652   1,238     10.6%
Restaurant operating expenses       31,810    28,425   3,385     11.9%
Restaurant opening costs               190       299    -109    -36.5%
Marketing, general and
 administrative expenses             5,022     4,949      73      1.5%
                                  ------------------------------------
Total operating expenses            49,912    45,325   4,587     10.1%
                                  ------------------------------------

Earnings from operations             4,710     2,785   1,925     69.1%
Interest (income) expense, net         -21        72     -93   -129.2%
                                  ------------------------------------

Earnings before income taxes and
 minority interest                   4,731     2,713   2,018     74.4%
Income tax provision                 1,760       902     858     95.1%
                                  ------------------------------------

Earnings before minority interest    2,971     1,811   1,160     64.1%
Minority interest                      126       150     -24    -16.0%
                                  ------------------------------------

Net income                           2,845     1,661   1,184     71.3%
Less: accretion of issuance costs
 and preferred stock dividends         752       132     620    469.7%
                                  ------------------------------------

Net income attributable to common
 stockholders                       $2,093    $1,529    $564     36.9%
                                  ====================================

Earnings Per Share
Basic earnings per common share      $0.22     $0.17   $0.05     29.4%
                                  ====================================
Diluted earnings per common share    $0.21     $0.16   $0.05     31.3%
                                  ====================================

Weighted Average Shares
 Outstanding
Basic                                9,319     9,154     165      1.8%
                                  ====================================
Diluted                             10,478    10,266     212      2.1%
                                  ====================================

Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)
(in thousands except per share data)

                                  Seven Periods Ended
                                  -------------------

                                  9-Oct-05 10-Oct-04 $ Change % Change
                                  ------------------------------------

Revenues
Restaurant sales                  $127,891  $112,735 $15,156     13.4%
Franchise fees and royalties           796       766      30      3.9%
                                  ------------------------------------
Total revenues                     128,687   113,501  15,186     13.4%
                                  ------------------------------------

Costs and Expenses
Cost of food and beverage sales     30,846    28,931   1,915      6.6%
Restaurant operating expenses       74,081    66,708   7,373     11.1%
Restaurant opening costs               479       553     -74    -13.4%
Marketing, general and
 administrative expenses            11,278    11,280      -2      0.0%
                                  ------------------------------------
Total operating expenses           116,684   107,472   9,212      8.6%
                                  ------------------------------------

Earnings from operations            12,003     6,029   5,974     99.1%
Interest expense, net                   96       186     -90    -48.4%
                                  ------------------------------------

Earnings before income taxes and
 minority interest                  11,907     5,843   6,064    103.8%
Income tax provision                 4,260     1,908   2,352    123.3%
                                  ------------------------------------

Earnings before minority interest    7,647     3,935   3,712     94.3%
Minority interest                      304       362     -58    -16.0%
                                  ------------------------------------

Net income                           7,343     3,573   3,770    105.5%
Less: accretion of issuance costs
 and preferred stock dividends         929       158     771    488.0%
                                  ------------------------------------

Net income attributable to common
 stockholders                       $6,414    $3,415  $2,999     87.8%
                                  ====================================

Earnings Per Share
Basic earnings per common share      $0.69     $0.37   $0.32     86.5%
                                  ====================================
Diluted earnings per common share    $0.66     $0.35   $0.31     88.6%
                                  ====================================

Weighted Average Shares
 Outstanding
Basic                                9,265     9,151     114      1.2%
                                  ====================================
Diluted                             10,244    10,073     171      1.7%
                                  ====================================

Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)
(in thousands)

                                 Three Periods Ended
                                 --------------------

                                  9-Oct-05 10-Oct-04 $ Change % Change
                                 -------------------------------------

Total restaurant sales by
 concept:
   Benihana                        $41,915   $38,616  $3,299      8.5%
   Haru                              6,497     5,222   1,275     24.4%
   RA Sushi                          5,404     3,633   1,771     48.7%
   Sushi Doraku                        458       330     128     38.8%
                                 -------------------------------------
Total restaurant sales             $54,274   $47,801  $6,473     13.5%
                                 =====================================

Comparable restaurant sales by
 concept:
   Benihana                        $39,883   $37,479  $2,404      6.4%
   Haru                              5,310     5,222      88      1.7%
   RA Sushi                          4,716     3,633   1,083     29.8%
   Sushi Doraku                        458       330     128     38.8%
                                 -------------------------------------
Total comparable restaurant sales  $50,367   $46,664  $3,703      7.9%
                                 =====================================

                                 Seven Periods Ended
                                 --------------------

                                  9-Oct-05 10-Oct-04 $ Change % Change
                                 -------------------------------------

Total restaurant sales by
 concept:
   Benihana                        $99,704   $91,097  $8,607      9.4%
   Haru                             14,731    12,322   2,409     19.6%
   RA Sushi                         12,441     8,534   3,907     45.8%
   Sushi Doraku                       1015       782     233     29.8%
                                 -------------------------------------
Total restaurant sales            $127,891  $112,735 $15,156     13.4%
                                 =====================================

Comparable restaurant sales by
 concept:
   Benihana                        $95,327   $88,568  $6,759      7.6%
   Haru                             12,442    12,322     120      1.0%
   RA Sushi                         10,842     8,534   2,308     27.0%
   Sushi Doraku                       1015       782     233     29.8%
                                 -------------------------------------
Total comparable restaurant sales $119,626  $110,206  $9,420      8.5%
                                 =====================================

Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)
(in thousands)

                                  Three Periods Ended
                                  -------------------

                                  9-Oct-05 10-Oct-04 $ Change % Change
                                  ------------------------------------

Restaurant sales                   $54,274   $47,801  $6,473     13.5%
Cost of food & beverage sales       12,890    11,652   1,238     10.6%
                                  ------------------------------------
Gross profit                        41,384    36,149   5,235     14.5%
                                  ------------------------------------

Restaurant operating expenses:
Labor and related costs             18,317    16,994   1,323      7.8%
Restaurant supplies                  1,129       920     209     22.7%
Credit card discounts                  991       855     136     15.9%
Utilities                            1,531     1,279     252     19.7%
Occupancy costs                      3,327     2,860     467     16.3%
Depreciation and amortization        2,439     2,132     307     14.4%
Other restaurant operating
 expenses                            4,076     3,385     691     20.4%
                                  ------------------------------------
Total restaurant operating
 expenses                           31,810    28,425   3,385     11.9%
                                  ------------------------------------

Restaurant operating profit         $9,574    $7,724  $1,850     24.0%
                                  ====================================

                                  Seven Periods Ended
                                  -------------------

                                  9-Oct-05 10-Oct-04 $ Change % Change
                                  ------------------------------------

Restaurant sales                  $127,891  $112,735 $15,156     13.4%
Cost of food & beverage sales       30,846    28,931   1,915      6.6%
                                  ------------------------------------
Gross profit                        97,045    83,804  13,241     15.8%
                                  ------------------------------------

Restaurant operating expenses:
Labor and related costs             43,611    40,144   3,467      8.6%
Restaurant supplies                  2,577     2,169     408     18.8%
Credit card discounts                2,327     2,008     319     15.9%
Utilities                            3,303     2,837     466     16.4%
Occupancy costs                      7,711     6,710   1,001     14.9%
Depreciation and amortization        5,587     4,914     673     13.7%
Other restaurant operating
 expenses                            8,965     7,926   1,039     13.1%
                                  ------------------------------------
Total restaurant operating
 expenses                           74,081    66,708   7,373     11.1%
                                  ------------------------------------

Restaurant operating profit        $22,964   $17,096  $5,868     34.3%
                                  ====================================

Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                   Three Periods Ended
                                                   -------------------
                                                   9-Oct-05 10-Oct-04
                                                   -------------------

Restaurant sales                                     100.00%   100.00%
Cost of food and beverage sales                       23.75%    24.38%
                                                   -------------------
Gross profit margin                                   76.25%    75.62%
                                                   -------------------

Restaurant operating expenses:
Labor and related costs                               33.75%    35.55%
Restaurant supplies                                    2.08%     1.92%
Credit card discounts                                  1.83%     1.79%
Utilities                                              2.82%     2.68%
Occupancy costs                                        6.13%     5.98%
Depreciation and amortization                          4.49%     4.46%
Other restaurant operating expenses                    7.51%     7.08%
                                                   -------------------
Total restaurant operating expenses                   58.61%    59.46%
                                                   -------------------

Restaurant operating profit margin                    17.64%    16.16%
                                                   ===================

                                                   Seven Periods Ended
                                                   -------------------
                                                   9-Oct-05 10-Oct-04
                                                   -------------------

Restaurant sales                                     100.00%   100.00%
Cost of food and beverage sales                       24.12%    25.66%
                                                   -------------------
Gross profit margin                                   75.88%    74.34%
                                                   -------------------

Restaurant operating expenses:
Labor and related costs                               34.10%    35.61%
Restaurant supplies                                    2.01%     1.92%
Credit card discounts                                  1.82%     1.78%
Utilities                                              2.58%     2.52%
Occupancy costs                                        6.03%     5.95%
Depreciation and amortization                          4.37%     4.36%
Other restaurant operating expenses                    7.01%     7.03%
                                                   -------------------
Total restaurant operating expenses                   57.92%    59.17%
                                                   -------------------

Restaurant operating profit margin                    17.96%    15.17%
                                                   ===================

Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)

                                                    9-Oct-05 27-Mar-05
                                                    ------------------

Assets
Cash and cash equivalents                            $16,833   $3,278
Other current assets                                   9,635    9,625
                                                    ------------------
Total current assets                                  26,468   12,903

Property and equipment, net                          110,445  108,132
Goodwill                                              28,131   28,131
Other assets                                           5,372    5,088
                                                    ------------------

                                                    $170,416 $154,254
                                                    ==================

Liabilities and Stockholders' Equity
Current maturity of bank debt                         $3,333   $3,333
Current maturity of capital leases                         0       26
Other current liabilities                             21,693   23,082
                                                    ------------------
Total current liabilities                             25,026   26,441

Long-term debt--bank                                   4,167    6,667
Other liabilities                                      7,625    6,635
                                                    ------------------
Total liabilities                                     36,818   39,743

Minority interest                                      2,303    1,999
Convertible preferred stock                           19,233    9,305
Total stockholders' equity                           112,062  103,207
                                                    ------------------

                                                    $170,416 $154,254
                                                    ==================




    CONTACT: Benihana Inc.
             Joel A. Schwartz/Michael R. Burris, 305-593-0770
              OR
             Corporate Relations:
             Anreder & Company
             Steven Anreder, 212-532-3232